Exhibit 10.8

September 7, 2011

Adirondack Shipping LLC

RE:          Bareboat Charter Party dated as of January 24, 2007 (as amended and supplemented, the “Charter”) among Adirondack Shipping LLC as Owner (the “Owner”), Fairfax Shipping Corp. as Charterer (the “Charterer”), and the Guarantors named therein in respect of the Panamanian registered and Philippines bareboat registered SEMINOLE PRINCESS

Reference is hereby made to the Charter.  Capitalized terms defined in the Charter and not otherwise defined herein are used herein as therein defined.

We hereby notify you that TBS International plc and its subsidiaries and affiliates will be suspending the payment of certain principal installments owing in respect of certain indebtedness of such persons, under the lending facilities described on Schedule 1 hereto, for a period beginning on August 31, 2011 through December 15, 2011 (the “Payment Suspension”).  The Payment Suspension will result in a Charterparty Event of Default under Clause 40(1)(d) of the Charter.  In addition, TBS International plc and its subsidiaries and affiliates anticipate certain Events of Default under Clause 35(3) of the Charter, namely:

(i)                                 the potential failure to deliver cash flow forecasts that evidence and/or project the required minimum Qualified Cash, (the “Cash Flow Forecasts Event of Default”);

(ii)                              the potential failure to maintain the required minimum Qualified Cash as set forth in Section 7.13(b) of the Bank of America Credit Facility Agreement (the “Minimum Qualified Cash Event of Default”);

(iii)                           the potential failure to be in compliance with the Minimum Interest Coverage Ratio and the Maximum Leverage Ratio as of the end of the fiscal quarter ending September 30, 2011 (collectively, the “Financial Covenant Compliance Events of Default”); and

(iv)                          the potential failure to maintain a Collateral Maintenance Ratio (the “Collateral Maintenance Event of Default”)(the Payment Suspension, the Cash Flow Forecasts Event of Default, the Minimum Qualified Cash Event of Default, the Financial Covenant Compliance Events of Default, the Collateral Maintenance Event of Default and the Cross-Defaults, collectively, the “Specified Events of Default”).

In order to allow time for TBS International plc and its subsidiaries and affiliates, including the Charterer, to work with their various lenders and creditors, including the Owner, towards a mutually agreeable solution on their outstanding indebtedness, we hereby request that the

Owner forbear from exercising any of the rights or remedies arising from the Specified Events of Default available to them under the Charter or under applicable law (all of which rights and remedies are hereby expressly reserved by the Owner) until the earlier of (i) the occurrence of a Forbearance Termination Event and (ii) 12:01 a.m. E.S.T. on December 15, 2011.  As used herein, a “Forbearance Termination Event” shall mean the occurrence of any Charterparty Event of Default under the Charter other than the Specified Events of Default.

Such forbearance in respect of the Credit Parties’ rights and remedies under the Finance Documents is conditioned upon and subject to (ii) TBS International plc and/or their applicable subsidiaries and affiliates having entered into amendments, waivers, forbearances or other modifications, on or before September 9, 2011 in respect of each of the other loan facilities listed on Schedule 1 hereto, deferring and/or forbearing any rights of the respective creditor parties under such loan facilities arising as a result of the Specified Events of Default.

Subject to the condition precedent stated in the preceding paragraph and subject to the other terms and conditions set forth above, by counter-signing this letter the Owner agrees to forbear from exercising any of the rights or remedies arising from the Specified Events of Default.

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Very truly yours,

TBS INTERNATIONAL, PLC

			By:	/s/ Tulio R. Prieto
				Name:	Tulio R. Prieto
				Title:	Attorney in Fact

Acknowledged and Agreed,

ADIRONDACK SHIPPING LLC

By:	/s/ A. Van Aerde
	Name:	A. Van Aerde
	Title:	Director

By:	/s/ A.F. Spouselee
	Name:	A.F. Spouselee
	Title:	Director

SCHEDULE 1

EXISTING FINANCING AGREEMENTS

1.                                     Amended and Restated Loan Agreement dated May 6, 2010 between Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., and Sunswyck Maritime Corp., as Borrowers, and The Royal Bank of Scotland plc, as Lender (as amended prior to the date hereof).

2.                                     Second Amended and Restated Credit Agreement dated as of January 27, 2011 (the “Bank of America Credit Facility Agreement”) among (i) Albemarle Maritime Corp., Arden Maritime Corp., Avon Maritime Corp., Birnam Maritime Corp., Bristol Maritime Corp., Chester Shipping Corp., Cumberland Navigation Corp., Darby Navigation Corp., Dover Maritime Corp., Elrod Shipping Corp., Exeter Shipping Corp., Frankfort Maritime Corp., Glenwood Maritime Corp., Hansen Shipping Corp., Hartley Navigation Corp., Henley Maritime Corp., Hudson Maritime Corp., Jessup Maritime Corp., Montrose Maritime Corp., Oldcastle Shipping Corp., Quentin Navigation Corp., Rector Shipping Corp., Remsen Navigation Corp., Sheffield Maritime Corp., Sherman Maritime Corp., Sterling Shipping Corp., Stratford Shipping Corp., Vedado Maritime Corp., Vernon Maritime Corp. and Windsor Maritime Corp., as borrowers, a corporation formed under the laws of Ireland, (ii) TBS International Plc, (iii) TBS International Limited, (iv) TBS Shipping Services Inc., (v) the lenders party thereto and (vi) Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (as amended prior to the date hereof), and the Master Agreement in connection therewith.

3.                                     Loan Agreement dated December 7, 2007, between Claremont Shipping Corp. and Yorkshire Shipping Corp., as Borrower, and Credit Suisse as Lender (as amended prior to the date hereof).

4.                                     Loan Agreement dated February 29, 2008, between Amoros Maritime Corp., Lancaster Maritime Corp., and Chatham Maritime Corp., as Borrower, and AIG Commercial Equipment Finance, Inc., as Lender (as amended prior to the date hereof).

5.                                     Loan Agreement dated June 19, 2008, between Grainger Maritime Corp., as Borrower, and Joh Berenberg, Gossler & Co. KG as Lender (as amended prior to the date hereof).